UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2009
PROLIANCE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13894	34-1807383
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Gando Drive, New Haven, Connecticut 06513
(Address of principal executive offices, including zip code)
(203) 401-6450
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Amendment to Employment Agreement
     On January 27, 2009, Proliance International, Inc. (the “Company”) entered into an amendment to its employment agreement with Charles E. Johnson, its President and Chief Executive Officer. Pursuant to the amendment, Mr. Johnson agreed to continue to reduce his base salary for the 2009 calendar year from $500,000 to $425,000. If Mr. Johnson’s employment terminates during 2009, any severance payments would be based on a $425,000 annual base salary.

Amendment to Supplemental Executive Retirement Plan
     On January 27, 2009, the Company entered into an amendment to its Supplemental Executive Retirement Plan (the “SERP”) that will cease all future benefit accruals effective as of March 31, 2009 for all participants under the retirement benefits and death benefits sections thereof. Mr. Johnson is the sole current employee of the Company participating in the SERP.
     The foregoing descriptions of the amendment to Mr. Johnson’s employment agreement and the amendment to the SERP do not purport to be complete and are qualified in their entirety by reference to such amendments, copies of which are filed as Exhibits 10.1 and 10.2 respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits — The following exhibits are filed as part of this report:

10.1	Amendment No. 6 to Employment Agreement dated January 27, 2009 between Proliance International, Inc. and Charles E. Johnson

10.2	First Amendment to the Proliance International, Inc. Supplemental Executive Retirement Plan dated January 27, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: February 2, 2009	By:	/s/ Arlen F. Henock
Arlen F. Henock
Executive Vice President and Chief Financial Officer

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